UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 16, 2009

Genesee & Wyoming Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

66 Field Point Road, Greenwich, Connecticut	06830
(Address of principal executive offices)	(Zip code)

203-629-3722

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. Below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Equity Offering

Closing

On June 16, 2009, Genesee & Wyoming Inc. (“GWI”) announced that it had priced its previously announced underwritten registered public offering (the “Offering”) of 4,000,000 shares (the “Underwritten Shares”) of its Class A Common Stock at $24.50 per share. In addition, GWI also granted the underwriters a 30-day option to purchase up to an additional 600,000 shares (the “Over-allotment Shares”) of its Class A Common Stock to cover over-allotments, which option was exercised in full on June 18, 2009.

On June 22, 2009, GWI consummated the sale of the Underwritten Shares and the Over-allotment Shares and received net proceeds of approximately $106,600,000 after deducting underwriting discounts and commissions and the estimated offering expenses payable by GWI. GWI intends to use the net proceeds of the offering to repay all or substantially all of the amounts outstanding under its revolving credit facility and for general corporate purposes, including strategic investments and acquisitions.

Underwriting Agreement

In connection with the Offering, GWI entered into an Underwriting Agreement dated June 16, 2009 with Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc., as representatives of the underwriters set forth on Schedule I thereto (the “Underwriting Agreement”).

The above description of the Underwriting Agreement does not purport to be a complete statement of the parties’ rights and obligations under that agreement. The above description is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Underwriting Agreement dated June 16, 2009 by and among GWI, and Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc., as representatives of the underwriters set forth on Schedule I thereto.

Forward-Looking Statements

Certain statements in this report that discuss GWI’s expectations are forward-looking statements within the meaning of the federal securities laws and are based upon GWI’s current belief as to the outcome of future events. Forward-looking statements include statements regarding future events and the future performance of GWI that involve risks and uncertainties that could cause actual results to differ materially from its current expectations including, but not limited to, economic, political and industry conditions; customer demand, retention and contract continuation; legislative and regulatory developments; increased competition in relevant markets; funding needs and financing sources; susceptibility to various legal claims and lawsuits; strikes or work stoppages; severe weather conditions and other natural occurrences; and others. Words such as “anticipates,” “intends,” “plans,” “believes,” “seeks,” “expects,” “estimates,” variations of these words and similar expressions are intended to identify these forward-looking statements. GWI refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as GWI’s Forms 10-Q and 10-K which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this report. Although GWI believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. GWI cautions investors and potential investors not to place undue reliance on such statements and disclaims any intention to update the current expectations or forward-looking statements contained in this filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2009

Genesee & Wyoming Inc.

By:	/s/ Allison M. Fergus
Name:	Allison M. Fergus
Title:	General Counsel & Secretary

EXHIBITS

Exhibit No.	Description
99.1	Underwriting Agreement dated June 16, 2009 by and among GWI, and Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc., as representatives of the underwriters set forth on Schedule I thereto.